Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR SUBSCRIPTION RIGHTS CERTIFICATES

CRYOPORT, INC.

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering as described in the prospectus, dated [•], 2016 (the “Prospectus”) of Cryoport, Inc., a Nevada corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificates”), to the subscription agent for the rights offering listed below on or prior to 5:00 p.m., New York City time, on [•], 2016, (as it may be extended, the “Expiration Time”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Prospectus.

Payment of the subscription price of $[•] per full share of the Company’s common stock subscribed for upon exercise of such Rights must be received by the subscription agent in the manner specified in the Prospectus on or prior to the Expiration Time even if this form is being delivered. See “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

This notice and payment of the subscription price, must be delivered to the subscription agent by hand delivery, first class mail or courier service to:

Continental Stock Transfer & Trust Company

Attn: Corporate Actions Department

17 Battery Place

New York, New York 10004

DELIVERY TO AN ADDRESS OTHER THAN THAT ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

If you have any questions or need further information about the rights offering, please call Georgeson Inc., our information agent for the rights offering, at (800) 903-2897 (toll free) or cryoport@georgeson.com.

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Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Rights and that such Rights Certificate(s) cannot be delivered to the subscription agent on or prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects with respect to the Rights represented by such Rights Certificate(s) to:

(i)	exercise the basic subscription privilege to subscribe for _____________ share(s) of common stock; and

(ii)	exercise the over-subscription privilege to subscribe for an additional _____________ share(s) of common stock, subject to availability and allocation as described in the Prospectus.

The undersigned understands that payment of the subscription price of $[•] per full share of the Company’s common stock subscribed for pursuant to the basic subscription privilege and the over-subscription privilege must be received by the subscription agent on or prior to the Expiration Time, and represents that such payment, in the aggregate amount of $ _________ either (check appropriate box):

☐	is being delivered to the subscription agent herewith

OR

☐	has been delivered separately to the subscription agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution: _______________________________

Date of transfer: _______________________________

Confirmation number (if available): _______________________________

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the subscription agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

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☐	Money order

Name of maker: _______________________________

Date of check, draft or money order: _______________________________

Check, draft or money order number: _______________________________

Bank on which check is drawn or issuer or money order: ___________________

Signature(s)

Names

Address

Area Code and Telephone No.(s)

(Please type or print)
Rights Certificate No(s). (if available)

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GUARANTEE OF DELIVERY

(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the subscription agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the subscription agent and must deliver the Rights Certificate(s) to the subscription agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

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